Exhibit 99.1

NEWS RELEASE

bluebird bio acquires Precision Genome Engineering,

a privately held gene-editing company

Acquisition brings Homing Endonuclease and MegaTAL gene-editing and novel cell signaling technologies with a broad range of potential therapeutic applications in gene therapy and cancer immunotherapies

CAMBRIDGE, MA and SEATTLE, WA, June 30, 2014 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases, today announced the acquisition of Precision Genome Engineering, Inc., or Pregenen, a privately held biotechnology company headquartered in Seattle, Washington. Pregenen is a leader in the development of gene editing and cell signaling technologies with a broad range of potential therapeutic applications.

“We are excited to add Pregenen’s team and their unique gene editing platform to bluebird as it will further expand and lever our gene therapy product platform,” stated Nick Leschly, chief bluebird. “While we remain focused on driving our core programs forward, this acquisition represents a significant investment in our stated strategy to integrate emerging technologies that can enhance our ability to develop innovative and potentially transformative gene therapy and cancer immunotherapy products for patients.”

“Pregenen is a recognized leader in the development and reprogramming of novel Homing Endonuclease and MegaTAL based enzymes that provide a highly specific and efficient way to silence, edit, or insert genetic components” stated Co-founder Andrew Scharenberg M.D. “Teaming up with bluebird allows us to further expand and translate our gene editing and cell signaling technologies into potentially new and impactful human therapeutics, and provides an opportunity to complement bluebird’s established HSC and CAR-T cell product platforms to develop the next generation of gene therapy product candidates.”

Under the terms of the agreement, bluebird bio issued the former stakeholders of Pregenen 408,667 shares of bluebird common stock at closing, and paid or assumed approximately $4.9 million of current liabilities of Pregenen and its stakeholders. The former stakeholders of Pregenen are also eligible to receive up to an additional $15.0 million in cash upon the achievement of certain preclinical milestones as well as $20.1 million in cash upon achievement of certain clinical milestones and $99.9 million in cash upon the achievement of certain commercial milestones with respect to product candidates identified using Pregenen’s technology.

Conference Call and Webcast

bluebird bio will host a conference call at 4:30 pm EDT on Monday, June 30, 2014 to discuss the transaction. Investors may listen to the webcast of the conference call live on the “Calendar of Events” section of bluebird bio’s website, www.bluebirdbio.com. Alternatively, investors may listen to the call by dialing: (844) 825-4408 from locations in the U.S. and (315) 625-3227 from outside the U.S. The webcast replay will be available for at least 72 hours following the call.

About Homing Endonucleases (HE) – also called Meganucleases (MN)

Homing Endonucleases (HE) are the most specific naturally occurring DNA cleaving enzymes yet discovered, employing an integrated DNA binding and cleavage mechanism to target DNA sequences greater than 20 base pairs in length. HEs are compact, non-repetitive, and use highly efficient cleavage chemistry, thus enabling “multiplex” gene editing: multiple genomic sequences can be targeted for modification using a single gene delivery vector. This offers the potential for improved efficacy by unlocking multiple mechanisms of action within gene and cell based therapies. HE’s unique biology promotes the editing or replacement of defective genes by leveraging the body’s natural cellular DNA repair mechanisms.

About MegaTALs

MegaTALs are a single-chain fusion enzyme that combines the natural DNA cleaving processes of Homing Endonucleases (HEs) with the DNA binding region of transcription activator-like (TAL) effectors. TALs are easily engineered proteins that recognize specific DNA sequences. This protein fusion architecture allows the generation of extremely active and highly specific and compact nucleases that are compatible with all current viral and non-viral cell delivery methods.

About bluebird bio, Inc.

bluebird bio is a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases. bluebird bio has two clinical-stage programs in development. The most advanced product candidate, Lenti-D, is in a recently-initiated phase 2/3 study, the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy (CCALD), a rare, hereditary neurological disorder affecting young boys. The next most advanced product candidate, LentiGlobin, is currently in two phase 1/2 studies, one in the US (the Northstar Study) and one in France (HGB-205), for the treatment of beta-thalassemia major. The phase 1/2 HGB-205 study also allows enrollment of patient(s) with sickle cell disease, and bluebird bio is planning a separate U.S. sickle cell disease trial (HGB-206).

bluebird bio also has an early-stage chimeric antigen receptor-modified T cell (CAR-T) program for oncology in collaboration with Celgene Corporation.

bluebird bio has operations in Cambridge, Massachusetts and Paris, France. For more information, please visit www.bluebirdbio.com

About Precision Genome Engineering, Inc. (Pregenen)

Precision Genome Engineering, Inc., or Pregenen, is a Seattle-based, privately-held biotechnology company designing and engineering molecules critical to a new generation of gene and cell-based therapies for unmet medical needs. Pregenen has developed a proprietary DisplayArray™ platform to reprogram TrueCut™ Homing Endonucleases and related enzymes highly specific to single genomic targets. These enzymes are combined with other key technologies to modify cells and optimize their therapeutic potential. Pregenen has also developed a novel cell signaling system designed to provide pharmacological control over chimeric antigen receptor driven immunotherapies. Pregenen’s lead programs are in pre-clinical development. Pregenen was founded by researchers at the Seattle Children’s Research Institute, the Fred Hutchinson Cancer Research Center and the University of Washington.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential for Pregenen’s gene editing technology platform, bluebird bio’s plans with respect to advancing product candidates using that platform, the payment of future milestone payments to former Pregenen stakeholders, as well as bluebird bio’s existing product candidates and research programs. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Pregenen technology platform will not successfully identify new or viable product candidates, that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk that previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in our clinical studies, the risk that our collaboration with Celgene will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

Investors and others should note that we communicate with our investors and the public using our company website (www.bluebirdbio.com), our investor relations website (http://www.bluebirdbio.com/investor-splash.html), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. You can also connect with us on Twitter @bluebirdbio, LinkedIn or our YouTube channel. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in bluebird bio to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include other social media channels than the ones described above. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investor Relations:

Richard E. T. Smith, Ph.D.

bluebird bio, Inc

(339) 499-9382

Media Contact:

Dan Budwick

Pure Communications, Inc.

(973) 271-6085